Manning & Napier Fund, Inc. 485APOS

Exhibit 99(m)(3)(b)

EXHIBIT A to the
AMENDED AND RESTATED DISTRIBUTION
AND SHAREHOLDER SERVICES PLAN

Fee Schedule

Dated October 11, 2023

The current level of fees payable to the Distributor pursuant to Section 2 of the Plan are set forth below.

Funds and Class	Maximum Fees for Distribution Services and Service Activities
Core Bond Series – Class S	0.25%
Disciplined Value Series – Class S	0.25%
High Yield Bond Series – Class S	0.25%
Pro-Blend Conservative Term Series – Class S	0.25%
Pro-Blend Extended Term Series – Class S	0.25%
Pro-Blend Maximum Term Series – Class S	0.25%
Pro-Blend Moderate Term Series – Class S	0.25%
Real Estate Series – Class S	0.25%
Unconstrained Bond Series – Class S	0.25%
Rainier International Discovery Series – Class S	0.25%
Overseas Series – Class S	0.25%
Callodine Equity Income Series – Class S	0.25%
Pro-Blend Conservative Term Series - Class R	0.50%
Pro-Blend Moderate Term Series - Class R	0.50%
Pro-Blend Extended Term Series - Class R	0.50%
Pro-Blend Maximum Term Series - Class R	0.50%
Pro-Blend Conservative Term Series - Class L	1.00%
Pro-Blend Moderate Term Series - Class L	1.00%
Pro-Blend Extended Term Series - Class L	1.00%
Pro-Blend Maximum Term Series - Class L	1.00%

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